UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018 (December 5, 2018)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Net 1 UEPS Technologies, Inc. (“Net 1”), through its wholly owned subsidiary, KSNET, Inc., entered into a three-year service agreement with Mr. Phil-Hyun Oh, President of KSNET, on October 27, 2017. Under that agreement, Mr. Oh is entitled to receive an annual bonus of up to KRW 564 million, comprising a quantitative and qualitative portion. On December 5, 2018, the targets for fiscal 2019 related to the qualitative portion of Mr. Oh’s 2019 annual bonus were established. The targets for the quantitative portion remain unchanged.

The qualitative portion of the 2019 annual bonus is capped at KRW 200 million and is based on the achievement of the following targets during fiscal 2019:

(1)	Cooperation with Net 1 and its advisors to:

(A) redefine the KSNET business strategy; (B) plan the implementation of the redefined business strategy; and
(C) advance the implementation of the redefined business strategy in accordance with the agreed roadmap.

Assessment will be measured against an agreed dashboard up until the last practical date prior to assessment of key performance indicators in August 2019.

and

(2)	Documentation of a succession plan (emergency and long-term) for the KSNET executive team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 7, 2018	By: /s/ Alex M.R. Smith
Name: Alex M.R. Smith
Title: Chief Financial Officer